UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated January 22, 2015

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

AGCO Corporation (“AGCO”) amended the AGCO Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”) to add restricted stock units as an available form of award that may be issued pursuant to the 2006 Plan. This amendment does not require shareholder approval. A copy of the 2006 Plan, as amended, is attached as Exhibit 10.1 hereto, and a copy of the Form of Restricted Stock Unit Agreement that AGCO intends to use is attached as Exhibit 10.2 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1        AGCO Corporation 2006 Long-Term Incentive Plan

10.2         Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: January 22, 2015